EXHIBIT 99
News Release
For further information contact:
Jeff Elliott or Geralyn DeBusk
Halliburton Investor Relations
972-458-8000

Dave & Buster’s, Inc. Reports a 3.1 Percent Increase in Comparable Store Sales
and a 7.8 Percent Increase in Adjusted EBITDA for its Fiscal 2007 Third Quarter

DALLAS—December 18, 2007—Dave & Buster's, Inc., a leading operator of upscale restaurant/entertainment complexes, today announced results for its 2007 third quarter ended November 4, 2007.

Total revenues increased 6.4% to $123.7 million in the third quarter of 2007, compared to $116.3 million in the third quarter of 2006. This revenue growth was comprised primarily of a 3.1% increase in comparable store sales (a 4.5% increase on a comparable calendar week basis). Total Food and Beverage revenues increased 3.6%, while revenues from Amusements and Other increased 9.9%.

EBITDA (Modified) for the third quarter of 2007 of $11.5 million exceeded prior year EBITDA (Modified) of $10.4 million by 10.5%. Adjusted EBITDA, which excludes Startup costs and other non-recurring charges, increased 7.8% to $12.4 million, versus $11.5 million in the third quarter of fiscal 2006.

Total revenues for the 39-week period increased 6.7% to $390.8 million from $366.3 million for the comparable period last year. This revenue growth was comprised primarily of a 4.0% increase in comparable store sales (a 4.1% increase on a comparable calendar week basis). Total Food and Beverage revenues increased 5.0%, while revenues from Amusements and Other increased 8.8%.

EBITDA (Modified) for the 39-week period of $48.7 million exceeded prior year EBITDA (Modified) of $37.0 million by 31.6%. Adjusted EBITDA, which excludes Startup costs and other non-recurring charges, increased 22.6% to $53.7 million, versus $43.8 million for the comparable period last year.

“Our unique offering of food and games again combined to produce outstanding results for the Third Quarter,” said Steve King , the Company’s Chief Executive Officer. “Strong calendar comp store sales growth of 4.5% during the Third Quarter and ongoing leverage of our primary operating costs reinforces our expectations for 2007.”

Non-GAAP Financial Measures
A reconciliation of EBITDA (Modified) and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

The Company will hold a conference call to discuss third quarter results on Tuesday, December 18, 2007, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). To participate in the conference call, please dial (866) 765-2661 a few minutes prior to the start time and reference code # 27120766. Additionally, a live and archived webcast of the conference call will be available on the Company's Web site, www.daveandbusters.com.

Celebrating over 25 years of operations, Dave & Buster's was founded in 1982 and is one of the country's leading upscale restaurant/entertainment concepts in the United States and in Canada. The Company operates 49 stores in North America. More information on the Company is available on the Company's Web site, www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer spending, changes in demographic trends, unfavorable publicity, our ability to open new complexes, acts of God, and governmental regulations.

DAVE & BUSTER’S, INC.
Condensed Consolidated Balance Sheets
(in thousands)

ASSETS	November 4, 2007	February 4, 2007
	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$13,502	$10,372
Other current assets	32,490	28,338
Total current assets	45,992	38,710

Property and equipment, net	302,629	316,840

Intangible and other assets, net	149,500	151,263

Total assets	$498,121	$506,813

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$71,845	$70,140

Other long-term liabilities	84,588	86,593

Long-term debt, less current liabilities	254,625	253,375

Stockholders’ equity	87,063	96,705

Total liabilities and stockholders’ equity	$498,121	$506,813

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	13 Weeks Ended November 4, 2007		13 Weeks Ended October 29, 2006

Food and beverage revenues	$67,079	54.2%	$64,727	55.7%
Amusement and other revenues	56,642	45.8%	51,543	44.3%
Total revenues	123,721	100.0%	116,270	100.0%

Cost of products	24,986	20.2%	24,153	20.8%
Store operating expenses	78,729	63.6%	72,340	62.2%
General and administrative expenses	8,725	7.1%	8,450	7.3%
Depreciation and amortization	12,943	10.5%	11,972	10.3%
Startup costs	675	0.5%	814	0.7%
Total operating expenses	126,058	101.9%	117,729	101.3%

Operating loss	(2,337)	(1.9)%	(1,459)	(1.3)%
Interest expense, net	7,644	6.2%	7,200	6.2%

Loss before provision for income taxes	(9,981)	(8.1)%	(8,659)	(7.5)%
Provision (benefit) for income taxes	1,298	1.0%	(3,442)	(3.0)%
Net loss	$(11,279)	(9.1)%	$(5,217)	(4.5)%

Other information:
Company operated stores open at end of period	49		47

The following table sets forth a reconciliation of net loss to EBITDA (Modified) and Adjusted EBIDTA for the periods shown:

Total net loss	$(11,279)	$(5,217)
Add back: Provision (benefit) for income taxes	1,298	(3,442)
Interest expense, net	7,644	7,200
Depreciation and amortization	12,943	11,972
Loss (gain) on asset disposal	545	(108)
Stock-based compensation	344	-
EBITDA (Modified) (1)	11,495	10,405
Add back: Startup costs	675	814
Wellspring expense reimbursement	188	188
Non-recurring Expenses:
Transaction costs	-	65
Change in control expense	-	(6)
Adjusted EBITDA (1)	$12,358	$11,466

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	39 Weeks Ended November 4, 2007 (Successor)		39 Weeks Ended October 29, 2006 (Combined)

Food and beverage revenues	$211,253	54.0%	$201,166	54.9%
Amusement and other revenues	179,596	46.0%	165,098	45.1%
Total revenues	390,849	100.0%	366,264	100.0%

Cost of products	77,881	19.9%	75,658	20.6%
Store operating expenses	235,331	60.3%	221,873	60.6%
General and administrative expenses	30,224	7.7%	27,697	7.5%
Depreciation and amortization	38,355	9.8%	34,495	9.4%
Startup costs	1,032	0.3%	3,921	1.1%
Total operating expenses	382,823	98.0%	363,644	99.2%

Operating income	8,026	2.0%	2,620	0.8%
Interest expense, net	21,565	5.5%	19,618	5.4%

Loss before provision for income taxes	(13,539)	(3.5)%	(16,998)	(4.6)%
Benefit for income taxes	(746)	(0.2)%	(6,366)	(1.7)%
Net loss	$(12,793)	(3.3)%	$(10,632)	(2.9)%

Other information:
Company operated stores open at end of period	49		47

The following table sets forth a reconciliation of net loss to EBITDA (Modified) and Adjusted EBIDTA for the periods shown:

Total net loss	$(12,793)		$(10,632)
Add back: Benefit for income taxes	(746)		(6,366)
Interest expense, net	21,565		19,618
Depreciation and amortization	38,355		34,495
Loss (gain) on asset disposal	1,183		(141)
Stock-based compensation	1,170		61
EBITDA (Modified) (1)	48,734		37,035
Add back: Startup costs	1,032		3,921
Wellspring expense reimbursement	563		491
Non-recurring Expenses:
Transaction costs	-		1,061
Change in control expense	3,337		1,277
Adjusted EBITDA (1)	$53,666		$43,785

NOTE

(1) EBITDA (Modified), a non-GAAP measure, is defined as net income (loss) before income tax expense (benefit), interest expense (net), depreciation, amortization, loss (gain) on asset disposal and stock-based compensation expense. Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA (Modified) plus startup costs, Wellspring expense reimbursement, non-cash and non-recurring charges. The company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, “EBITDA - Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA - Based Measures are used by many investors, analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our Senior Credit Facility and indentures relating to the Company’s senior notes. Neither of the EBITDA - Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. EBITDA (Modified) and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.